SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 29, 2005
SYMANTEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, California (Address of principal executive offices)	95014 (Zip Code)
Registrant’s telephone number, including area code
(408) 517-8000
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.
      VERITAS Software Corporation (“VERITAS”), a wholly-owned subsidiary of Symantec Corporation (“Symantec”), expects to file its unaudited condensed consolidated financial statement for the three and six months ended June 30, 2005 with a foreign regulatory agency to comply with foreign securities laws applicable to employee stock options previously granted by VERITAS. VERITAS was not required to file a Form 10-Q for the quarter ended June 30, 2005, which would have included its financial statements for the three and six months ended June 30, 2005, as a result of its merger with Symantec on July 2, 2005.
      The unaudited condensed consolidated financial statements of VERITAS for the three and six months ended June 30, 2005 are attached hereto as Exhibit 99.1 and incorporated hereby by reference. These financial statements are presented on a stand-alone basis for VERITAS and do not take into account the impact of purchase accounting or other adjustments contemplated by Symantec in connection with its accounting for the acquisition of VERITAS. The results of operations of VERITAS for the three and six months ended June 30, 2005 are not necessarily indicative of Symantec’s future results of operations.

ITEM 9.01.	Exhibits.

(d)	Exhibits

Exhibit
Number	Exhibit Description

99.1	Financial Statements of VERITAS Software Corporation as of and for the three and six months ended June 30, 2005

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMANTEC CORPORATION

/s/ Arthur F. Courville

Arthur F. Courville
Senior Vice President,
Corporate Legal Affairs and Secretary
Date: September 29, 2005

EXHIBIT INDEX

Exhibit		Filed
Number	Exhibit Description	Herewith

99.1	Financial Statements of VERITAS Software Corporation as of and for the three and six months ended June 30, 2005	X